EXHIBIT 10.20



                             MEMORANDUM OF AGREEMENT


     1. Form of Player Contracts. Attached as Exhibit A is Topps' present form of agreement with Baseball Personnel (Player Contract"). Topps agrees in the future, until January 31, 2006, to use only Exhibit A as the form of its licensing contracts with Baseball Personnel, and Exhibit B (attached) as its form of Extension Agreement, except to the extent it is signing Non-Major Leaguers pursuant to that certain Agreement between Topps and the MLBPA dated November 19, 1992.

     2. Term of Agreement. This term of this Agreement shall extend through January 31, 2006.

     3. Standstill Agreement. The Major League Baseball Players Association agrees that it will not interfere with Topps's contracts with Baseball Personnel, its procurement of such contracts, or its extensions or renewals of such contracts at any time prior to the end of the Term hereof, provided that Topps does not enter into, extend or renew contracts other than in the form of Exhibit A and Exhibit B, and does not seek to extend or renew contracts so as to place players under contract for more than four (4) future baseball seasons.

     4. Duration of Player Contracts. The Player Contracts, as well as the Extension Agreements and this Agreement, refer at various places to a prohibition on Topps placing players under contract for more than four (4) future baseball seasons. The parties anticipate that, in accordance with past practice, Topps will be signing contracts and extension agreements with players at various times during the year. It is the parties' mutual understanding that, if such a document is signed during a baseball season, the baseball season then in progress will not be counted as one of the four "future" years for purpose of interpreting this language. The effect of this interpretation will be to permit Topps to sign contracts and extension agreements with players during the season for one year longer than if, in accordance with Topps's normal practice, they had signed during the immediately preceding spring training. For players signed in season, four "future" baseball seasons will be interpreted to mean the season currently in progress plus four seasons into the future.

     As an example, a player's original Topps contract expires at the end of 2004 season. During the 2002 season, he signs an extension agreement with Topps. The extension agreement can permissibly extend the player's contract for two additional future seasons (2005 and 2006), whereas if he had signed the extension in spring training it would be for only one season (2005).

     5. Posters and Similar Items. Paragraph 1 of the Player Contract grants to Topps the right to use multiple players' pictures in sheets which contain groups of images. What is contemplated here is that Topps shall have the right to publish proof sheets of its picture card items, and products similar in format, but not posters, team photographs or other products which have been designed specifically to take advantage of this grant of rights. In other words, the language is designed as a convenient adjunct to the grant of rights for picture cards, not as an entirely separate grant of rights.

     6. Paragraph 2(d) of the Player Contract. This paragraph contains various restrictions upon Topps' ability to use the rights granted in paragraph 1. It is understood between the parties that paragraph 2(d) is not in itself a vehicle for the grant of any rights whatsoever to Topps and does not expand Topps's rights granted in paragraph 1 by virtue of any negative implication.

     7. Unsigned Players. There are at present in the Major Leagues a handful of players who have never signed agreements with Topps, and there may in the future be similar players. This letter will confirm that the MLBPA does not and will not contend, while its agreement with Topps is in force, that its Commercial Authorization Agreements prevent Topps from attempting to enter into contractual arrangements with such players. By the same token, of course, the MLBPA does not in any regard warrant that those players will sign contracts with Topps (but, as provided in Section 3 above, it will nor interfere with Topps's efforts to sign them).

     8. Coaches and Managers. It is the intention of both parties to continue past practice with regard to coaches and managers. There are some such individuals who are not members of the MLBPA and do not participate in the MLBPA's group licensing program. As in the past, upon request, the MLBPA will identify those individuals to Topps, and Topps will make separate arrangements with them, if it desires, concerning the use of their pictures and any payments to be made to them therefor.

     9. Power of Arbitrators. It is expressly understood that the choice of New York law to govern the Player Contracts means that the parties intend to be governed by the arbitration provisions of the New York Civil Practice Law and Rules, Article 75, as they may be in force at the time of arbitration. This law, among other things, confers subpoena power on an arbitrator.

     10. Royalty Reports. Topps shall furnish the MLBPA with interim royalty reports three (3) times a year (June 15, September 15, December 15) plus a final report on February 1. Interim report dates coincide with interim payments except that the June 15 report may be made 15 days after the June 1 payment.

     Royalty reports will be in form mutually acceptable to MLBPA and Topps, which shall generally conform to Exhibit D attached hereto. The June 15 and February 1 reports will include:

          (a) Names of players entitled to payment for the period in question under paragraphs 4(b)(i) and (ii) of Player Contracts, as extended;

          (b) Termination dates of Player Contracts;

          (c) Direct  payments  due to or earned by players  under  paragraphs 4
     (b)(i) and (ii) of Player  Contracts;

          (d) Gross sales of licensed product broken down by product and country of sale;

          (e) Returns;

          (f) Discounts and allowances made to customers;

          (g) Net sales;

          (h) Net royalties accrued; and

          (i) Royalty or guaranty payments made to the MLBPA. The September 15 and December 15 reports may be limited to items 4 through 8.

     11. Audits.

          (a) Topps expressly agrees that the MLBPA may conduct its audits of Topp's books and records through its authorized representatives, who shall not be limited to certified public accounts (provided that representatives who are not certified public accountants have been previously or are hereafter approved by Topps to conduct audits under the BPPLA, which approval shall not unreasonably be withheld) and provided that the audit results and the auditors shall be subject to the confidentiality provisions of the BPPLA and this Agreement.

          (b) Topps shall make available to the MLBPA's authorized auditor(s) whatever books and records are reasonably necessary to perform the audit. The authorized auditor, in turn, will hold confidential all information he receives except to the extent of reporting to the MLBPA on whether or not, in his professional judgment, Topps has made the payments it is required to make and verifying (or not) compliance with the terms of the Player Contracts and the Agreement.

          (c) If the MLBPA's authorized auditor determines that Topps has failed to make any required payments, and Topps disputes that determination, the MLBPAs officers and Executive Board will be entitled to have access to complete audit information, subject to the duty of confidentiality contained in Paragraph 6 (a) of the Player Contract.

          (d) The MLBPA may and shall inform its player-members about the royalties paid by Topps as that information is provided to the MLBPA by Topps or in the report of its certified auditors.

     12. Promotional Commitment. Although the MLBPA is not obligated to do so, it is the current intention of MLBPA to develop a national advertising and/or promotional program featuring the Rights and/or Trademarks and to consult with Licensee about the development of such program. Licensee agrees that MLBPA shall have the right, at its discretion and in a manner and style of its choice, to print catalogues, brochures, advertisements or other promotional materials wherein representative merchandise from Licensee and other Licensees of MLBPA shall be displayed. Topps shall spend a minimum of One Hundred Twenty Five Thousand Dollars ($125,000.00) annually (Topps may, but shall not be required to, spend more) on marketing Major League baseball player trading cards to the non-collector youth market (defined as ages 8-14) and/or the promotion of Major League baseball players. Such expenditures are to be spent against specific marketing activities mutually agreed upon by the MLBPA and Licensee. Expenditures may include, but not be limited to, youth oriented advertising or promotional programs proposed by Topps, or MLB Players Choice marketing programs such as:

     (a) Sponsorship of the Players Choice Awards;

     (b) Sponsorship of MLBPA player skills competitions;

     (c) Sponsorship of other MLBPA youth-oriented baseball participatory programs;

     (d) Youth-oriented sampling programs;

     (e) Advertising in MLB Players Choice programs including, but not limited to, the Street & Smith's Baseball Annual and other cooperative programs;

     (f) Advertising and promotion on the MLBPA website, www.bigleaguers.com;

     (g) Cross promotions with other MLBPA licensed youth products or with licensed youth product categories such as soft drinks, candy, snack foods, etc.;

     (h) MLBPA integrated retail programs;

     (i) Participation in MLB Players Choice catalogues and brochures created by MLBPA which feature Topps' products;

     (j) Participation and support of MLBPA player merchandising point of sale materials which support the baseball card category; and

     (k) Sponsorship of player appearances at industry functions (ie; Kit Young, Super Show).

     The expenditure of marketing funds is in addition to any royalty payments paid by Topps pursuant to this Agreement.

     13. Memorabilia Products.

     (a) During the term of this Agreement, so long as Topps complies with all its provisions, the MLBPA will not object to the use of memorabilia items in trading card products on the ground that such use violates or is not authorized by the BPPLA. Any MLBPA objections to products shipped in 2001 are withdrawn, and the MLBPA will not authorize or countenance the commencement of an action against Topps by any MLBPA Licensee to retroactively enforce the rights of any Player.

     (b) Attached as Exhibit D is a copy of the MLBPA's current Trading Card Guidelines 2002" applicable to all MLBPA trading card licensees Except as specifically provided below, Topps agrees to follow those `Guidelines." as they may be amended from time to time during the term of this Agreement, insofar as they relate to procedures for the approval and use of memorabilia items in connection with trading card products. It is clearly understood that Topps' agreement is only to abide by such "Guidelines" as apply uniformly to all the MLBPA's trading card licensees. MLBPA will, at regular intervals, provide notice to Topps and all MLBPA trading card licensees of the identity of those Players who have entered into an exclusive agreement with respect to the provision of autographs and/or the personal provision and/or authentication of game-used memorabilia for use in connection with trading card products and/or for the featured use of their attributes on trading card packaging, advertising or promotional materials.

     (c) Attached as Exhibit E is a list of 70 items of game-used memorabilia which Topps has acquired "on spec" for future products. Subject to Topps' compliance with all the provisions of this Agreement, the use of those items is APPROVED with the exceptions noted in paragraph (d) below.

     (d) Included in Exhibit E are memorabilia items purchased "on spec" which are associated with Derek Jeter and Team USA. Subject to further written notice from the MLBPA in the event of changed circumstances, the MLBPA DOES NOT APPROVE the use of any of those items in Topps' future products, owing to the conflicts such approval would create with one MLBPA trading card licensee's exclusive Highlight Agreement with Jeter, and with another MLBPA trading card licensee's exclusive agreement with USA Baseball.


     14. Rookie Designations.

     (a) Provided that each trading card licensee of the MLBPA shall be subject to the same or greater restrictions, with respect to Topps' use of the baseball pictures of non-40-man roster players ("Prospects"), Topps agrees that it will not use the word or designation "rookie" on or in connection with its publication of baseball pictures of Prospects. Notwithstanding the foregoing, Topps may still use (i) with respect to Bowman brand products, its historical tagline "Home of the Rookie" and the word "rookie" in promotional materials for Bowman brand products, and (ii) the word "Rookie" in the name of its Topps Traded and Rookies product and in promotional materials for such product.

     (b) Provided that the MLBPA does not authorize any trading card licensee of MLBPA to include baseball pictures of Prospects in more than one (1) product release per product year (excluding USA Baseball team products, which MLBPA shall not permit to utilize the word "rookie"):

          (1) No more than ten percent (10%) of the baseball pictures included in any release of any Topps product (other than Bowman brand products and Topps Traded and Rookies) will be baseball pictures of Prospects, and

          (2) In every product year, at least (i) two Topps product releases, or
     (ii) ten percent (10%) of the releases of Topps non-Bowman brand products, whichever is greater, will contain no baseball pictures of Prospects. For purposes of clarity, "etopps" shall be considered a "product release."

     15. Non-waiver. The provisions of Sections 13 and 14 of this Agreement are adopted without prejudice to any position either party may take in the future with respect to the subject matter thereof. They are not intended to diminish or extend any existing rights or constitute a waiver of any existing rights except as expressly set forth herein.

     16. Use of Non-Major Leaguers. As used in this Agreement, `Major Leaguer" means a baseball player, coach, manager or trainer who, with respect to any Baseball Season. has signed a valid BPPLA and (1) has at least one day's service on an active Major League roster or disabled list, or (ii) otherwise has at least one day's active service for MLBPA dues purposes. "Non-Major Leaguer" means, with respect to any Baseball Season, any current or former baseball player, draft choice, coach, manager or trainer who is not a Major Leaguer. "Baseball Season" means the Major League Championship Baseball Season, excluding spring training, exhibition and post-season play. "Baseball Product" means a product authorized under the BBPLA which uses one or more Major Leaguers.

          (a) Subject to paragraphs 16(b) and (d) hereof, Topps will not hereafter use in any Baseball Product the baseball picture of any Non-Major Leaguer unless it has a separate contractual arrangement directly with such player or his duly authorized representative (and not with any baseball club or league or any entity affiliated with any baseball club or league) which shall:

               (1) be nonexclusive so long as none of Topp's competitors licensed by the MLBPA has been accorded any more favorable treatment in connection with products licensed by the MLBPA;

               (2) be limited to the use of his baseball picture while he is a NonMajor Leaguer;

               (3) not be in conflict with the terms of the BBPLA;

               (4) provide expressly that Topps will make any payment thereunder directly to him; and

               (5) not permit Topps to deduct any such payment from ro~ alties payable to the MLBPA under the BPPLA.

     (b) Notwithstanding the foregoing. this Agreement shall not preclude Topps from obtaining or attempting to obtain rights to use the baseball picture of a Non-Major Leaguer in Baseball Products other than from the player or his duly authorized representative (i) if for reasons beyond Topp's control it becomes legally impossible or impracticable to obtain such rights from such player or representative or (ii) if the MLBPA knowingly condones the use by any of Topp's competitors of the baseball picture of a Non-Major Leaguer on such basis in a product licensed by the MLBPA.

     (c) Topps shall provide the MLBPA on demand with copies of Topp's contracts with any Non-Major Leaguers used in any Baseball Product.

     (d) Nothing in this paragraph 16 limits Topp's rights to use baseball pictures of Team USA Baseball players in accordance with Topp's contracts with USA Baseball or any successor organization as amended from time to time.

     (e) Subject to the provisions hereof, Topps will pay Non-Major Leaguers directly for the use of their baseball pictures, without any deduction from the monies payable to the MLBPA under the BPPLA. The MLBPA will not construe Topp's entering into contracts with Non-Major Leaguers (so long as those contracts are not in conflict with the BPPLA or with paragraph 16 hereof) or the inclusion of Non-Major Leaguers in Baseball Products pursuant to paragraph 16 hereof as a violation of any agreement Topps has with the MLBPA.

     (f) All Baseball Products shall be clearly labeled to indicate a single Baseball Season unless Topps and the MLBPA agree otherwise in writing. Within 10 days after commencing shipment of any Baseball Product, Topps will furnish to the MLBPA a list of the baseball players, coaches, managers and trainers whose baseball pictures it has used in such product. By November 30 in each year. following the conclusion of the Baseball Season, the MLBPA will inform Topps of the names of the individuals on such lists who were Non-Major Leaguers for that Baseball Season according to its records, and Topps will compensate all Non-Major Leaguers, without deducting any such compensation from royalties payable to the MLBPA under the BPPLA.

     (g) Topps will not assert or rely upon the BPPLA as a source of rights to use the baseball pictures of Non-Major Leaguers.

     17. MLBPA Relationship to Non-Major Leaguers. Under its group licensing program, the MLBPA does not purport to represent the commercial interests of Non-Major Leaguers with respect to the use of their baseball pictures while they are Non-Major Leaguers, although from time to time the MLBPA responds to inquiries and requests for guidance from Non-Major Leaguers or their agents or other representatives with respect to commercial matters. Nonetheless, the MLBPA does not undertake to negotiate the amount of fees or royalties to be paid to Non-Major Leaguers under Topps contracts with Non-Major Leaguers; it does not purport to approve the form of such contracts except insofar as it requires they conform to paragraph 16(a) hereof; and it does not undertake to act as an agent to collect fees or royalties under such contracts or otherwise to enforce such contracts on behalf of Non-Major Leaguers.

     18. Communication. At all times during the term of this Agreement the MLBPA and Topps will designate a senior executive with responsibility for the relationship with the other party and a representative to handle day-to-day communications with the representative of the other party, and each party shall notify the other of such designations.

     19. Product Samples and Player Lists. For purposes of this Agreement. "Product Year" means the calendar year of the Baseball Season designated on a Topps product in accordance with Paragraph 16(f) of this Agreement.

     (a) As to every Product Year, Topps will provide written notice to the MLBPA at least sixty (60) days prior to commencement of production of every product making any use of any baseball picture of any Major Leaguer in whose manufacturer, production, advertising, marketing, sale or distribution Topps has any direct or indirect beneficial interest including (1) a concept description of the product, (2) to the degree they are known, the name(s) of the individuals (whether or not Major Leaguers) and any other person, character, name, logo or symbol which it plans to use in the product or in its packaging or promotional material, and (3) to the extent practicable, a sample or prototype of each such product and its packaging and promotion material to permit the MLBPA to inform Topps whether it believes that the proposed product is in conflict with the rights granted to Topps under the BPPLA (or pursuant to any agreement between Topps and the MLBPA). Unless the MLBPA notifies Topps within ten (10) working days of receipt of such notification that it believes the proposed product does not fall within those rights, the MLBPA will be deemed to have waived any objection to the product, but only as described by Topps, and only for the Product Year to which the notification applies. If the MLBPA notifies Topps that it believes that a proposed product or any aspect of that product does not fall within Topp's rights, the MLBPA will inform Topps what its objections are, and Topps and the MLBPA will consult promptly concerning the product.

     (b) Any information provided by Topps under paragraph 1 9(a) will be treated as confidential by the MLBPA.

     (c) Promptly upon the first sale of any Baseball Product for any Product Year, Topps shall furnish two (2) samples of the product to the MLBPA

     20. Cooperative Relationship Both Topps and the MLBPA intend to maintain a working relationship in which Topps (a) keeps the MLBPA informed in advance with respect to its use of the baseball pictures of Major Leaguers, (b) discusses with the MLBPA in advance any questions as to whether a planned product falls within Topp's rights, and (c) consults with the MLBPA on any questions as to the appropriate royalty to be paid on any product or combination of products. In this working relationship it is intended that the MLBPA in a timely fashion will
(a) work together with Topps to solve questions arising under the BPPLA and this Agreement, (b) cooperate to encourage Topp's sales of Baseball Products, and (c) discuss with Topps any proposals Topps may make to expand the scope of Topp's rights under the BPPLA or to license Topps to produce new products.

     21. Non-Disparagement. The parties agree that neither will disparage the commercial practices, business ethics, or character of the other.

     22. Topps Magazine. Topps agrees that the BPPLA does not grant it the right to use the baseball pictures of any Major Leaguer as an insert or separable commercial product in Topps Magazine or any similar publication.

     23. Premiums and Promotions. Topps agrees that the BPPLA does not grant it the right to use the baseball picture of any Major Leaguer as a premium in connection with wholesale or retail sales, or otherwise to advertise or promote the sale of any service, or any product which is not a Baseball Product, including its own. However, the MLBPA agrees that the mere inclusion of Baseball Products along with other products on Topp's order sheets, so long as the Baseball Products are not promoted, sold or advertised as premiums or as free goods, is permitted. Similarly, advertising of an institutional nature that includes Baseball Products along with several other Topps non-sports products and does not disproportionately feature any such products or promote or advertise the Baseball Products as premiums or free goods, is permitted. Under no circumstances will Topps use Baseball Products as premium or otherwise to promote the sale of other sports products without the express advance written consent of the MLBPA. In the event that Topps desires to use its Baseball Products as premiums or otherwise to promote the sale of Topp's own non-sports products, the MLBPA will negotiate in good faith with Topps for the granting of such rights on a case-by-case or "pooled" basis under MLBPA's standard form of promotional license agreement.

     24. Prepacks.

     (a) A prepack is a collection of Topps products regularly sold by Topps which are packaged and sold together as a package by Topps in the same wholesale shipping carton for the convenience of retailers with the expectation that retailers will break down the wholesale carton in order to sell the products at retail, and which are not advertised, promoted or intended to be sold together as a package at the retail level.

     (b) The MLBPA agrees that Topps may ship its Baseball Products in prepacks and pay royalties only on the net sales of the Baseball Products, which net sales for this purpose shall be computed based on the regular wholesale price of the Baseball Products contained in the wholesale shipping carton, less discounts, returns and allowances actually made to customers, provided that (1) the Baseball Products will not be promoted, sold, or advertised as free goods or as premiums; (2) the Baseball Products will not be used to promote other products (it being understood that the mere listing or depiction of Topps prepackaged products together in a trade advertisement for the prepack does not in itself constitute a promotion): and (3) the Baseball Products will not be combined in a prepack with sports products other than Baseball Products.


     25. Stadium Club Membership. The MLBPA acknowledges Topps desire to promote brand loyalty and create a customer mailing list through maintenance of the Stadium Club and/or other similar "fan club" structures. Topps agrees that in the context of such membership structures in which Baseball Products are distributed to club members, (1) the Baseball Products will not be promoted, sold or advertised as free goods or premiums; (2) the Baseball Products will not be used to promote other products (it being understood that advertising which merely describes the various items available to Stadium Club members without featuring or highlighting any such product does not in itself constitute a promotion); (3) the Baseball Products will not be combined or marketed with other sports products in the same package or under a combination price structure; (4) the Baseball Products distributed to club members must be separately priced and sold at no less than the price at which Topps sells similar Stadium Club membership products; and (5) any membership fees received in any calendar year will be subject to royalty at the prevailing rate in the same ratio as the net sales of Baseball Products sold to Club members bear to all Stadium Club membership products sold to Club members pursuant to such membership in that calendar year.

     26. Royalty Calculations and Returns.

     (a) Except as expressly set forth in paragraph 24 above, Topps agrees that the BPPLA requires Topps to pay percentage royalties on all net sales to any unaffiliated third party by Topps, (including sales by fulfillment houses and similar consignment agents) of all Baseball Products (whether at wholesale, retail, direct mail or any other means of distribution) without any deduction for any other element of an~ package containing baseball pictures of Major Leaguers. unless the MLBPA and the third party have agreed in advance on royalties to be paid by the third party to the MLBPA.

     (b) For the purposes of computing the dollar amount of net sales of any Baseball Product for any royalty period, returns of Baseball Products will be credited at the royalty rate which applied to the Product Year of the product.

     (c) Unless otherwise expressly agreed by the parties in a subsequent writing, royalty rates under the BPPLA shall apply to entire calendar years. All Baseball Products labeled as to a given Product Year shall bear royalty at the rate effective as of January 1 in that year even if sold prior to that date.

     (d) Based upon the MLBPA's representation that none of Topp's competitors is accorded any more favorable treatment, Topps agrees that all sales of Baseball Products, including without limitation Topps sales by its direct market operations or sales to purchasers made by fulfillment houses or other sales or consignment agents utilized by Topps, shall be subject to royalty on the net sales amounts paid by such purchasers without deduction for postage, handling or fees or commissions incurred in connection with such sales.

     27. Interest. Interest in the New York statutory rate for prejudgment interest will accrue on any amount due under the BPPLA from and after the date due until the date of receipt of payment, provided that the MLBPA's failure to exercise its right to audit Topp's books and records and to complete such audit within one (1) year after receipt of payment from Topps shall preclude the MLBPA from making any claim for payment of interest for more than one year with respect to any deficiency in such payment revealed after the expiration of that year, and provided further that the one (1) year period will be extended by any time that Topps unreasonably delays completion of such audit.

     28. Sublicenses.

     (a) Topps agrees that the BPPLA does not confer any right for a Topps sublicensee to sell Baseball Products inside the continental United States (including Alaska and Hawaii) without the express advance written approval of Topps and the MLBPA. Accordingly, Topps agrees to take any such steps as may be necessary (including but not limited to cancellation of any such sublicense agreement) to ensure that Topp's sublicensees publish, distribute and sell Baseball Products only outside the continental United States (including Alaska and Hawaii).

     (b) Topps agrees to require, as a condition of any sublicense of rights granted under the BPPLA, that each Topps sublicensee (1) keeps detailed records of its sales of Baseball Products, and (2) agree that the MLBPA and its authorized representatives shall have the right, during normal business hours and upon reasonable notice, to inspect and audit such sublicensee's books of account and records with respect to such sales in order to verify the amount of payment due to the MLBPA as a result thereof and to collect such payments. Topps will promptly use its best efforts to cause any existing sublicenses to be amended to conform with this subparagraph if they do not already do so. Topps shall supply the MLBPA on an ongoing confidential basis with copies of all current sublicense agreements with respect to Baseball Products, and any amendments or extensions thereto.

     (c) The MLBPA and Topps each agree promptly following the audit of any sublicensee to inform the other in detail of the findings of that audit with respect to Baseball Products.


     29. Arbitration.

     (a) Any dispute or disagreement between the parties hereto arising out of or relating to this Agreement or any dispute or disagreement arbitrable under the BPPLA shall be settled by final and binding arbitration in New York City. The arbitrators shall be selected in accordance with the procedures set forth in the BPPLA The parties hereto expressly stipulate that the arbitrators shall have full subpoena power and full powers to fashion appropriate remedies, including without limitation the power to grant preliminary or final equitable, monetary, injunctive, or declaratory relief. Judgment upon the award may be entered in any court having jurisdiction.

(b) With the agreement of the parties, arbitration of any issue involving whether a particular product falls within the scope of Topp's rights under the BPPLA may be submitted for expedited arbitration before a single arbitrator designated by lot from among a mutually-selected list of arbitrators. If the first arbitrator chosen by lot is unable or unwilling to serve, the second shall be designated, and so forth until an arbitrator can be finally selected. The single arbitrator shall have all the powers of the arbitrators under Paragraph 29(a) of this Agreement and shall be directed to render an award within 30 days of acceptance of the assignment, and to hold such hearings and require such submissions from the parties as shall be consistent with that direction.

     30. Captions

     The captions used in this Agreement are inserted for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of this Agreement or any part thereof.

     31. Integration

     This Agreement represents the entire understanding between the parties hereto with respect to the subject matters hereof and supersedes all previous representations. understandings or agreements. oral or written, between the parties ~ ith respect to such subjects. It is the mutual intention of the parties that this Agreement interpret the BPPLA

     32. Governing Law

     This Agreement shall be governed by the law of the State of New York.





By their execution below, the parties hereto have agreed to all of the terms and conditions of this Memorandum of Understanding.



                                MAJOR LEAGUE BASEBALL PLAYERS ASSOCIATION


                                By:     /Judy Heeter/
                                      ---------------------
                                Name:  Judy Heeter
                                Date:  1/6/03



                                THE TOPPS COMPANY, INC.


                                By:   /Scott Silverstein/
                                      ---------------------
                                Name:  Scott Silverstein
                                Date:   12/26/02

EXHIBIT"A"


THE CHASE MANHATTAN BANK
5101 FOURTH AVENUE
BROOKLYN, NEW YORK 11220



                   BASEBALL PLAYER'S PICTURE LICENSE AGREEMENT


     Definitions "Topps", when used herein shall refer to The Topps Company, Inc its wholly-owned subsidiaries, licensees to which it may assign territorial licenses outside the continental United State (including Alaska and Hawaii), and its successors and assigns.

     "MLBPA", when used herein, shall refer to the Major League Baseoal Plsyers Associat,on, its successors, or any agent chosen to hold the rights granted herein by a majority of major league baseball players who are parties to agreements similar to this Agreement

     1. Grant of rights in consideration of the payments provided for below, and subject to the exclusions and provisos in paragraph 2 below, I hereby grant to Topps the right to print, reproduce, publish, distribute and sell (collectively "use") my name, picture, facsimile signature and a description and/or biographical sketch of roe, or any of them (collectively, my "baseball picture") in the form of two or three dimensional pictures, trading cards, postcards, stickers, stamps, pressure-sensitive transfers, or decals each in a size no larger than fifty square inches, and in larger sheets consisting of groups of images, no one of which is larger than thirty-five square inches, or in the form of medallions or coins, in molded metal or plastic, each capable of fitting into a container with a capacity of four cubic inches or less and no dimension greater than four inches, together with the baseball pictures of other baseball players,

     (a) exclusively, in combination with chewing gum and candy or either of them, in the Western Hemisphere, the territories and possessions of the United
States,  and  the  Philippines,   except  as  provided  in  paragraph  2(b)

     (b) nonexclusively, without accompanying items. Except as provided herein, this grant of rights shall preclude Topps from using and shall permit me to license others to use my baseball picture together with any item other than gum or candy Topps may use my baseball picture together with incidental items, such as game cards, whose cost is less than 20% of the cost of the baseball pictures with which it is combined and whose function is to differentiate the package from other packages. Should Topps seek to offer and incidental item which does not consist of gum or candy and which varies substantially from the game cards which Topps has traditionally employed, Topps shall furnish a sample thereof to the MLBPA at least 30 days prior to the first such sale. I direct the MLBPA, within 30 days, to notify Topps whether the proposed item is confusingly similar to an itern which is being used, or is under active current consideration for use, in combination with my baseball picture, by any other person duly authorized by me, or is detrimental to my image as a baseball player. I direct the MLBPA not unreasonably to withhold its consent to such use. Failing such notification, Topps shall be free to sell my baseball picture in combination with the proposed item. Topps agrees that the inclusion of such incidental items by others in combination with my baseball picture in a package they otherwise have rights to sell will not violate Topps' rights under this Agreement, except to the degree that such incidental item is confusingly similar to an item used by Topps.

     (c) Nothing herein shall preclude Topps from distributing collector aids, such as albums for stamps, display cases for trading cards, and similar items, either alone or in combination with products to which I have granted rights under paragraphs 1(a) or 1(b)

     These rights are granted for the term of this Agreement and any extensions or renewals thereat These rights are granted throughout the world The rights granted herein shall not constitute a testimonial or endorsement of Topps' products I shall not endorse any bubble gum product other than Topps.

     2. Exclusions and provisos (a) Nothing herein shall interfere with my ability to grant rights with regard to the use of my baseball picture for club publicity purposes as provided in the Basic Agreement between the Major League Baseball Players Association and Major League Baseball, as that Basic Agreement may be amended hereafter, provided, however, that this paragraph shall not be interpreted as a grant of rights to any major league baseball club.

     (b) Nothing herein shall interfere with my ability to grant to others the non-exclusive right to publish or distribute my baseball picture with candy in a package which contains at least 1 1/2 ounces of candy for each baseball picture and a total of no more than six baseball pictures

     (c) Nothing herein shall interfere with my ability to grant to others exclusive rights (or, in connection with medallions or coins, non-exclusive rights) with regard to my baseball picture to be sold in any form at an actual retail sales price in excess of $4.00 per image

     (d) Nothing herein gives Topps the right to sell my baseball picture in any form to any person for use as a premium in combination with any product or service unless the user has obtained from me the right to publish my baseball picture in combination with that product or service. Nothing herein gives Topps the right to sell my baseball picture in combination with any branded product or service unless the brand is Topps' or its licensee's own, or to use the rights granted herein in combination with any tradernark or trade name other than one owned by Topps or an establishment which sells Topps products. Nothing herein gives Topps the right under any circumstances to use my baseball picture for the promotion or advertisement of alcohol, tobacco or any other product or service which would be detrimental to my image as a baseball player

     (e) Subject to the MLBPA s approval of the identity of the licensee and its financial responsibility, which shall not unreasonably be withheld and which shall be deemed granted if the MLBPA does not refuse approval after thirty days written notice, Topps shall have the power to license to others the territorial rights outside the continental United States with regard to use of rights granted to it under this Agreement, provided, however, that Topps may only have a single licensee in any territory and shall be responsible as a guarantor for all payments to be made to me or for my account as a result of sales made by its licensees.

     (f) Topps may assign to another all, but not less than all of the rights granted to it under this Agreement upon 60 days prior notice to the MLBPA, provided, however, that if (i) Topps purports to assign these rights to any person or entity which has the power to act for the owners of a majority interest in a Major League Baseball Club ("Baseball Club"), or (ii) any person or entity which has the power to act for the owners of a majority interest in a Baseball Club shall obtain control of these rights or any portion thereof by the acquisition of a majority interest in Topps, its successors or assigns, the rights will automatically terminate and revert to me ninety days after written notice to Topps by the MLBPA, unless within trial time the rights are assigned to another not in control of a Baseball Club or the holder of these rights assigns control of the Baseball Club to another. In the event of a termination of rights under this paragraph, Topps shall have no further obligation to make payments under paragraphs 4(b), 4(c), or 4(d) except for payments already earned at the time the rights terminate.

     3. Player's representations: I have reached majority. I have the full right to enter into this Agreement I have not heretofore granted to others the rights or any part of the rights granted to Topps hereunder. I shall not during the term of this Agreement, or any extension or renewal thereof, enter into any agreements with others conflicting with the rights granted herein, whether such grant of rights to others be for the term of this Agreement or any part thereof, or whether they be for a time commencing after the expiration of this Agreement, except that during the final year of this Agreement as extended or renewed I may grant such rights for a time commencing after the expiration of this Agreement.

     4. Payment (a) Initially, Five ($5.00) Dollars by check to me in hand, receipt of which I hereby acknowledge

     (b) Periodic guaranteed lump sum payments: (i) For each Baseball Season during the term of this Agreement and any extensions or renewals thereof during which I am retained as an active, eligible member of a Major League Baseball Club for the first 31 consecutive days of the Championship Baseball Season ("Baseball Season") without interruption, or my picture is used, Topps shall, no later than June 1 in every such year, pay me Five Hundred Dollars ($500) and pay the MLBPA Two Hundred Fifty Dollars ($250) and (ii) if I am a baseball player, Topps shall also pay me an extension bonus of Seventy-Five Dollars ($75) per year of extension each time I extend this Agreement for an additional term of years pursuant to Topps' policy of attempting to extend its contracts with baseball players in order to keep baseball players under contract for up to four Baseball Seasons in advance. This extension bonus will be in addition to any royalties payable under paragraph 4(c) or minimum royalties payable under paragraph 4(d).

     (c) Annual royalties: During any Baseball Season in which I have at least one day of Major League service or any year in which my picture is used by Topps, Topps shall pay on my account 10 the MLBPA, For inclusion in and distribution in accordance with its group licensing program, a sum for each Baseball Season during the term of this Agreement and any extensions or renewals thereof, consisting of my pro rata portion of the total amount of a royalty of thirteen and one-half percent (13 5%) of Topps' net sales (hereinafter defined) made in the calendar year of any such Baseball Season. To the extent this payment exceeds the minimum guaranteed royalty provided for in paragraph 4(d), payment is due during banking hours on a regular business day no later than February 1 of each for the previous Baseball Season. "Topps' net sales" shall mean all sales of Topps' products employing the lights provided for in Topps' contracts with major league baseball players, managers, coaches and trainers, less discounts, returns and allowances made to customers.

     (d) Guaranteed minimum royalties: If I am eligible for payment under paragraph 4(b)(i), Topps shall pay the greater of Fifteen Honored Dollars ($1,500) or two-thirds of the average of total royalties earned for each player under paragraph 4(c) during the preceding three Baseball Seasons which shall include any amount paid to me or the MLBPA under paragraph 4(b)(i) Payments under this paragraph 4(d) will be made whether or not they are earned as royalties. To the extent they exceed the amount payable to me and to the MLBPA under paragraph 4(t)(i), these minimum guaranteed royalty amounts shall be payable to the MLBPA on my account in two equal installments on the fifteenth day following the close of Topps' quarterly accounting periods ending closest to September 1 and December 1 in each year.

     (e) It is understood that I shall have the option to accept merchandise or other things of value offered by Topps in lieu of cash payments to me under paragraph 4(b). The value of said merchandise shall be deemed to be the value set forth in Topps' catalog which shell be submitted to me for selection. Topps shall provide copies of the catalog to the MLBPA in advance of their use.

     5. Term of contract: This Agreement shall be effective as of the date hereof, and shall bind both me and Topps (subject to paragraph 2(e) and paragraph 7) for four full Baseball Seasons in which payment becomes due to me under paragraph 4(b). In no event shall this Agreement, as it may be renewed or extended hereafter, ever bind me, at any point in time, for more than four such Baseball Seasons into the future. Unless renewed or extended, this Agreement shall automatically terminate on October 31 in the year of the last Baseball Season for which is binds me, or one year following my retirement from active uniformed service in professional baseball, whichever is earlier. If this Agreement terminates at a time when Topps has on hand stocks of my baseball picture which it has been licensed to print and reproduce under this Agreement, but which have not yet been sold, Topps may continue to sell off such stocks for a period of four months.

     6. Rights and Duties of the MLBPA: (a) Generally. Effective at such time as I first become eligible for payment under this Agreement, I hereby designate and authorize the MLBPA to act as my agent in connection with the interpretation and enforcement of this Agreement; to renegotiate this Agreement as provided in paragraph 6(b), to receive annual royalty statements and statements of my account from Topps in the form mutually agreed between Topps and the MLBPA; to inspect and audit Topps' books and records, including this Agreement and any documents concerning its duration, terms or extensions, and to collect on my behalf all royalties referred to herein. I may withdraw this authorization at any time. Topps agrees to maintain detailed records of its net sales, and to provide the MLBPA with periodic statements thereof in the agreed form, and to permit the MLBPA through an independent certified public accountant to conduct annual audits and inspections of Topps' books and records, in order to verify the amount of total sales subject to royalty, and the amounts of other payments due under this Agreement as extended. Topps further agrees to remit royalties and other payments hereunder to the MLBPA on my behalf. It is a material condition of Topps agreements hereunder that the MLBPA and its certified public accountant keep strictly confidential any information obtained by either of them from Topps' royalty reports or from the exercise of the rights of audit, and not disclose such information directly or indirectly to any person in any way except as may be mutually agreed or required by law, or in arbitration proceedings under paragraph 12(b) hereof.

     (b) Periodic renegotiation of royalty rates: To the extent that this Agreement, as renewed or extended, may be in force, I hereby authorize the MLBPA to enter into negotiations with Topps on August 1, 2001 and every three years thereafter to readjust, for the succeeding three years, the royalty rates and guaranties under this Agreement and other agreements of baseball players with Topps to reflect changes, if any, in the value of the right granted to Topps under those agreements. If Topps and the MLBPA cannot agree upon such rates and guaranties within 120 days, the issues presented for negotiation will be submitted to binding arbitration in accordance with paragraphs 12 and 13 below. I understand that this paragraph may lead to either an increase or a decrease in the payments to which I may be entitled under this Agreement. The increase or decrease in any royalty rate will be limited to no more than a twelve percent (12%) change in such rate, the increase or decrease in any guaranty will be limited to no more than a 25% change in the dollar amount of such guaranty

     7. Failure to achieve guaranteed levels of sales: In the event the total dollar amount of Topps' net sales shall fall below the levels sufficient to earn each individual player One Thousand Dollars ($1,000) for a full Baseball Season in annual royalties under paragraph 4(c) hereof, for each of two consecutive years (unless excused by the operation of paragraph 8), the exclusive rights granted to Topps hereunder shall automatically become non-exclusive as of December 1 of the second year. In the event Topps' rights become non-exclusive by operation of this paragraph, Topps shall have no obligation to make further payments under paragraph 4(d) except for payments already earned at the time the rights become non-exclusive.

     8. Unforeseen contingencies: Acts of war, public disorder or nature, accidents to plant or machinery, orders of courts or governments or their bureaus or departments, the interruption of the Major League Baseball Season, strikes, or failure of usual sources of supply of material, or any contingency beyond the control of Topps, whether related or unrelated or similar or dissimilar to any of the aforementioned shall be sufficient reason for nonpayment by Topps of amounts otherwise payable under paragraph 4(d), but only to the extent caused by said condition; notwithstanding such condition or nonpayment of the Agreement in all other respects shall continue in full force and effect.

     9. Topps right of Agreement: Topps shall have the right, independently of the MLBPA, to enforce this Agreement upon my behalf as against any third party which Topps believes is infringing the rights granted to it hereunder, provided, however, that Topps will give the MLBPA reasonable notice of its intention to enforce this Agreement and that if there is a bona fide dispute between Topps and the MLBPA as to whether Topps has the rights in question, such dispute shall first be resolved by arbitration in accordance with paragraph 12(a).

     10. Noninterference with rights of third parties: If this Agreement is in conflict with any prior agreement that I may have signed, validly granting to another some or al of the rights to my baseball picture as defined herein, (a) to the extent the prior grant of rights is exclusive, this Agreement shall be inoperative to grant Topps such rights for any period of time in which they have been validly granted to another, but shall otherwise be in full force and effect; (b) to the extent the prior grant of rights is nonexclusive, the rights granted in paragraph 1 hereof shall be subject only to the rights already granted; and (c) if Topps chooses to publish or sell my baseball picture in any form, Topps shall have the obligation to make payments to me or on my behalf to the full extent provided in paragraph 4 hereof, notwithstanding that some person other than Topps may also possess rights to my baseball picture by virtue of my prior grant of rights.

     11. Governing law: This Agreement shall be governed by the laws at the State of New York.

     12. Arbitration: All disputes concerning the following matters shall be submitted to arbitration in accordance with the procedures outlined in paragraph
13. No other disputes arising out of this Agreement shall be considered arbitrable.

          (a) Whether a particular product or product combination is, or is not, within the scope of the rights granted to Topps under paragraphs 1 and
          2. (b) What payments are properly owing for any year under the terms of paragraphs 4(b), (c) and (d), and (if applicable) paragraph 8. (c) What royalty rates and guaranties properly reflect changes in the value of the rights granted hereunder, if agreement cannot be reached pursuant to paragraph 6(b).

     13. Arbitration procedure: (a) Within ten days after a notice of intention to arbitrate is served, the MLBPA and Topps shall each select on arbitrator with a residence or office within 25 miles of New York City. (b) Within twenty days thereafter, the two arbitrators so selected shall agree upon the appointment of a third arbitrator with a residence or office within 25 miles of New York City. Failing such agreement either Topps or the MLBPA shall promptly make an appropriate application for the judicial appointment of a third arbitrator. (c) The three arbitrators so selected shall meet in New York City and hold such hearings as they deem appropriate and at which the parties shall submit such evidence as the arbitrators deem appropriate. (d) The cost of the arbitration shall be shared equally by Topps and the MLBPA with each side to bear its own attorneys' fees. (e) Any award rendered by the arbitrators may be confirmed and reduced to judgment in any court of competent jurisdiction in the State of New York.

     I have received a copy of this Agreement



________________________        _________________       _______________
Players Signature               Players Soc Sec #       Date


THE TOPPS COMPANY, INC.


________________________                                ________________
(Authorized Agent)                                      Date



                         THIS CONTRACT IS ON BOTH SIDES
================================================================================

Home address:                                   Consent of Parent or Guardian
                                                        (if necessary)

________________________________                ________________________________
No.     Street                                  Signature

________________________________                        ________________
City    State           Zip                             Date

EXHIBIT "B"


                 BASEBALL PLAYER'S SUPPLEMENTAL NON-MAJOR LEAGUE
                     NON-EXCLUSIVE PICTURE LICENSE AGREEMENT

     Whereas, I have entered into a Baseball Player's Picture License Agreement with The Topps Cornpany, Inc )"Topps") for the publication or my baseball picture as a Major Leaguer (as hereafter defined), and Whereas, I want Topps to be able to use my baseball picture in any Product Year (as hereafter defined) that I am not a Major Leaguer, and Topps will compensate me directly for that use, it is now THEREFORE AGREED THAT

     1. In any year in which I am not a Major Leaguer, Topps and its successors and assigns may use my baseball picture as defined in the Baseball Player's Picture License Agreement, to the same extent baseball pictures may be used under that Agreement.

     2. Payment:

     (a) Topps has paid me Five Dollars ($5 00) by check upon the signing of this Supplemental Agreement, receipt of which I hereby acknowledge.

     (b) fit any Product Year for which Topps uses m~ baseball picture under paragraph 1 of this Agreement, Topps will pay me and I will accept as payment in full no less than Two Thousand Dollars ($2,000) payable as follows (I) Five Hundred Dollars ($500) within sixty (60) days after the time my baseball picture is published, and (it) the greater of Fifteen Hundred Dollars ($1500) or "My individual 5% Share" (hereafter defined) of Topps Net Sales (hereafter defined) of Non-Major League Baseball Items (hereafter defined), less the Five Hundred Dollars ($500) previously paid me, no later than January 31 following the end of the Product Year in which my baseball picture is used.

     (c) Topps agrees to pay me Seventy-Five Dollars ($75) each time I extend this Agreement for an additional year.

     3. Duration, Unless extended, this Agreement shall bind both me and Topps for four full baseball seasons in which payment becomes due to me under paragraph 2(b) In no event shall this Agreement, as it maybe renewed or extended hereafter, ever bind me at any point In time, for more than four such baseball seasons in the future Nor will Topps ever extend both this Agreement and the Baseball Player's Picture License Agreement with respect to the use of any baseball picture in the same Product Year or on the basis of the same payment I hereby acknowledge and agree that, If I accept payment to extend the Baseball Player's Picture License Agreement for a year in which I have no Major League service that payment shall be used to extend this Agreement, and not the Baseball Player's Picture License Agreement.

     4. Definitions:

     (a) "Major Leaguer" means a baseball player, coach, manager or trainer who has at least one day's service on an active Major League roster or disabled list during the Major League Championship Baseball Season, excluding spring training, exhibition and post-season play, in the Product Year for which his baseball picture is used or who otherwise has a least one day's active service for MLBPA dues purposes in that Product Year.

     (b) "Product Year" shall mean the calendar year of the championship baseball season identified on a Topps product.

     (c) "Non-Major League Baseball Items" shat mean the individual baseball cards, stickers, medallions and similar items authorized under this Agreement containing the picture of one or more Non-Major Leaguers.

     (d) "Net Sales" shall mean the gross sales during a Product Year of Non-Major League Baseball Items, less returns, discounts and allowances made to customers.

     (e) "My lndividual 5% Share" shall mean 5% of Topps Net Sales of Non-Major League Baseball Items divided by the total number of Non-Major Leaguers whose baseball pictures are used by Topps in a Product Year.

        I have received a copy of this Agreement


Home address:                                   Consent of Parent or Guardian
                                                        (if necessary)

________________________________                ________________________________
No.     Street                                  Signature

________________________________                        ________________
City    State           Zip                             Date